Exhibit 10.2B

Second Amendment

To The

Re-Established Retirement Plan for Hourly Employees of

Kewaunee Scientific Corporation

(As Amended and Restated as of May 1, 2012)

THIS AMENDMENT, made and executed by Kewaunee Scientific Corporation (the “Company”):

W I T N E S S E T H

WHEREAS, the Corporation maintains the Re-Established Retirement Plan for Hourly Employees of Kewaunee Scientific Corporation (the “Hourly Retirement Plan”) for the benefit of its eligible employees; and

WHEREAS, the Corporation has reserved the right in Section 12.2 of the Hourly Retirement Plan to amend the Hourly Retirement Plan from time to time by action of its Board of Directors or any person to whom the Board of Directors may delegate such right; and

WHEREAS, the Corporation desires to amend the Hourly Retirement Plan to provide for a special window period under the Hourly Retirement Plan during which certain eligible participants may elect distribution in the form of an immediate lump sum or an immediate monthly annuity, subject to certain terms and conditions (the “Window Period”); and

WHEREAS, the Board of Directors wishes to approve the adoption and implementation of the Window Period and a related Amendment to the Hourly Retirement Plan, with such Window Period (i) to begin at such time as determined by the appropriate officers of the Corporation but to be completed by no later than April 30, 2017, (ii) to extend for a period of up to 90 days, with the specific period determined by the appropriate officers of the Corporation, (iii) intended to be available to deferred vested participants (or as otherwise determined by the appropriate officers of the Corporation) whose accrued benefits have a present value that does not exceed $25,000 or such lower amount as determined by the appropriate officers of the Corporation, and (iv) to have such other terms and conditions as the appropriate officers of the Corporation deem necessary or desirable; and

WHEREAS, the Board of Directors wishes to authorize the appropriate officers of the Corporation to prepare and adopt an Amendment to the Hourly Retirement Plan to provide for the Window Period and related terms and conditions;

IT IS THEREFORE RESOLVED, that the Board of Directors hereby approves the adoption and implementation of the Window Period and a related Amendment to the Hourly Retirement Plan, with such Window Period (i) to begin at such time as determined by the appropriate officers of the Corporation but to be completed by no later than April 30, 2017, (ii) to extend for a period of up to 90 days, with the specific period determined by the appropriate officers of the Corporation, (iii) intended to be available to deferred vested participants (or as otherwise determined by the appropriate officers of the Corporation) whose accrued benefits have a present value that does not exceed $25,000 or such lower amount as determined by the appropriate officers of the Corporation, and (iv) to have such other terms and conditions as the appropriate officers of the Corporation deem necessary or desirable; and

FURTHER RESOLVED, that the Board of Directors hereby authorizes the appropriate officers of the Corporation to prepare and adopt an Amendment to the Hourly Retirement Plan to provide for the Window Period and related terms and conditions; and

FURTHER RESOLVED, that the officers of the Corporation and their delegates are authorized, empowered and directed to proceed with all actions they deem necessary, appropriate or desirable to implement the Window Period under the Hourly Retirement Plan, to approve the related Amendment to the Hourly Retirement Plan, and to carry out the full intent and purposes of the foregoing resolutions, including without limitation the preparation of participant communications and the filing of any governmental notices.

Ratification; Further Assurances

RESOLVED, that any and all actions of the officers of the Corporation (and their delegates) heretofore taken with respect to any and all matters referred to in the foregoing resolutions be, and they hereby are, ratified, confirmed and approved in all respects; and be it

FURTHER RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized and empowered, in the name and on behalf of the Corporation, to take any and all additional actions, to make or cause to be made and to execute and deliver all such additional agreements, documents, instruments and certifications, to do or cause to be done all such acts and things, to take all such steps and to make all such remittances, in each case as any one or more of such officers may at any time or times deem necessary, desirable, advisable, profitable or expedient in order to carry out the full intent and purposes of these resolutions.

IN WITNESS WHEREOF, this Amendment to the Re-Established Retirement Plan for Salaried Employees of Kewaunee Scientific Corporation is hereby properly executed on the 21st day of June, 2016.

KEWAUNEE SCIENTIFIC CORPORATION

By:	/s/ Thomas D. Hull III
Thomas D. Hull III Vice President, Finance On behalf of the Board of Directors

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